[EXHIBIT 3.4 -- By-Laws]

                                TABLE OF CONTENTS
                                     BY-LAWS

ARTICLE I - OFFICES

1.1         Registered Office
1.2         Other Offices

ARTICLE II - SHAREHOLDERS

2.1         Place of Meetings
2.2         Annual Meetings
2.3         Special Meetings
2.4         Notice of Meetings
2.5         Purpose of Meetings
2.6         Adjourned Meetings and Notice Thereof
2.7         Quorum
2.8         Voting
2.9         Proxy
2.10         Action Without Meeting
2.11         Inspection of Corporate Records
2.12         Inspection of Bylaws

ARTICLE III - DIRECTORS

3.1     Powers
3.2     Number of Directors
3.3     Election and Term of Office
3.4     Vacancies

ARTICLE IV - MEETINGS OF THE BOARD OF DIRECTORS

4.1     Place of Meetings
4.2     First Meeting
4.3     Regular Meetings
4.4     Special Meetings
4.5     Notice of Adjournment
4.6     Waiver of Notice
4.7     Quorum
4.8     Meetings by Telephone
4.9     Adjournment
4.10     Action Without Meeting
4.11     Votes and Voting
4.12     Inspection of Books and Records

ARTICLE V - COMMITTEES OF DIRECTORS

5.1     Power to Designate
5.2     Regular Minutes
5.3     Action Without Meeting

ARTICLE VI - COMPENSATION OF DIRECTORS

6.1     Fees and Compensation

ARTICLE VII - OFFICERS

7.1     Appointment of Officers
7.2     Time of Appointment
7.3     Additional Officers
7.4     Compensation of Officers
7.5     Vacancies
7.6     Chairman of the Board
7.7     Vice-Chairman
7.8     President
7.9     Vice-Presidents
7.10     Secretary
7.11     Assistant Secretaries
7.12     Treasurer
7.13     Assistant Treasurers
7.14     Surety

ARTICLE VIII - CERTIFICATES OF STOCK

8.1     Share Certificates
8.2     Transfer Agent
8.3     Lost or Stolen Certificates
8.4     Share Transfers
8.5     Voting Shareholder
8.6     Shareholders Record

ARTICLE IX - GENERAL PROVISIONS

9.1     Dividends
9.2     Reserves
9.3     Checks and Drafts
9.4     Fiscal Year
9.5     Representation of Securities of Other Corporations and Entities
9.6     Corporate Automobiles, Aircraft and Other Such Property

ARTICLE X - INDEMNIFICATION

ARTICLE XI - AMENDMENTS

11.1     By Shareholder
11.2     By Board of Directors

                                     BY-LAWS

                                       OF

                             PEGASUS AIR GROUP, INC.

                              A NEVADA CORPORATION


                                    ARTICLE I

                                     OFFICES

     SECTION 1.1 - Registered Office - The corporation, by resolution of its Board of Directors, may change the location of its registered office as designated in the Articles of Incorporation to any other place in Nevada. By like resolution the resident agent at such registered office may be changed to any other person or corporation, including itself. Upon adoption of such a resolution, a certificate certifying the change shall be executed, acknowledged, and filed with the Secretary of State.

     SECTION 1.2 - Other Offices - The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 2.1 - Place of Meetings - All annual meetings of shareholders and all other meetings of shareholders shall be held at the registered office of the corporation or at such other place within or without the State of Nevada as determined by the Board of Directors or by the written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

     SECTION 2.2 - Annual Meetings - The annual meetings of the shareholders shall be held not more than 120 days after the close of the fiscal year of the corporation and will be held at a time and date specified by the Board of Directors. At such meeting, directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business that may properly be brought before the meeting.

     SECTION 2.3 - Special Meetings - Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called at any time by the President, by resolution of the Board of Directors, or by one or more shareholders holding not less than one-fifth of the voting power of the corporation. Requests for special meetings shall state the purpose of the meeting.

     SECTION 2.4 - Notice of Meetings - Notices of each annual meeting or special meeting shall be in writing, signed by the President or a Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the directors shall designate, and shall be given to each shareholder entitled to vote, except as provided by Nevada Statute, either personally or by mail or other means of written communication, charges prepaid, addressed to such shareholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice. If a shareholder gives no address, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the registered office of the corporation is situated, or if published at least once in some newspaper of general circulation in the county in which said office is located or published on a general wire service that ordinary corporate communications are transmitted to the public at large. All such notices shall be sent to each shareholder entitled thereto not less than ten (10) days nor more than sixty
(60) days before each annual meeting, and shall specify the place, the day and the hour of such meeting, and shall state such other matters, if any, as may be expressly required by statute.

     SECTION 2.5 - Purpose of Meetings - Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

     SECTION 2.6 - Adjourned Meetings and Notice Thereof - Any shareholders meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum, no other business may be transacted at such meeting.

     When any shareholders meeting, either annual or special, is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting, if the time and place thereof are announced at the meeting at which such adjournment is taken.

     SECTION 2.7 - Quorum - The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business, except as otherwise provided by statute, the Articles of Incorporation, or these Bylaws, until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 2.8 - Voting - Unless the board of directors has fixed in advance a record date for purposes of determining entitlement to vote at the meeting, the record date shall be as of the close of business on the day preceding the date on which the meeting shall be held. Every shareholder entitled to vote at any meeting, annual or special, shall not have the right to cumulate his votes.

     When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall be sufficient to elect directors or to decide any questions brought before such meeting, unless the question is one upon which by express provision of any statute or the Articles of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.

     SECTION 2.9 - Proxy - At any meeting of the shareholders, either annual or special, any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No proxy or power of attorney to vote shall be used to vote at a meeting of the shareholders, either annual of special, unless it shall have been filed with the secretary of the meeting when required by the inspectors of election. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by the inspectors of election who shall be appointed by the Board of Directors, of if not so appointed, then by the presiding officer of the meeting.

     SECTION 2.10 - Action Without Meeting - Any action which may be taken at a meeting of the shareholders, either annual or special, may be taken without a meeting if authorized by the written consent of shareholders representing at least a majority of the voting power of the corporation, unless the provisions of statutes or the Articles of Incorporation require a greater proportion of voting power to authorize such action in which case such greater proportion of written consents shall be required.


     SECTION 2.11 - Inspection of Corporate Records - The stock ledger or duplicate stock ledger, the books of account, and minutes of proceedings of the shareholders, the board of directors and of executive committees of directors shall be open to inspection upon the written demand of any shareholder or the holder of a voting trust certificate within five (5) days of such demand during ordinary business hours if for a purpose reasonably related to his interests as a shareholder, or as the holder of such voting trust certificate. The list of shareholders entitled to vote shall be prepared at least ten (10) days before every meeting of shareholders by the officer in charge of the stock ledger, which shall be the Secretary, and shall be open to inspection by any shareholder, for any purpose germane to the meeting, during ordinary business hours for at least ten (10) days prior to such meeting. Such inspection may be made in person or by an agent or attorney authorized in writing by a shareholder, and shall include the right to make abstracts. Demand of inspection other than at a shareholders' meeting shall be made in writing upon the President, Secretary or Assistant Secretary of the corporation.

     SECTION 2.12 - Inspection of Bylaws - The corporation shall keep in its registered office for the transaction of business or other office designated by resolution of the Board of Directors, the original or a copy of these Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the shareholders at all reasonable times during ordinary business hours.


                                   ARTICLE III

                                    DIRECTORS

     SECTION 3.1 - Powers - The business and affairs of the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

     SECTION 3.2 - Number of Directors - The initial authorized number of directors of the corporation which shall constitute the whole board shall be three (3). The number of directors may from time to time be increased or decreased to not less than one (1) nor more than seven (7) by resolution of the Board of Directors. Directors need not be shareholders.

     SECTION 3.3 - Election and Term of Office - Directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held or the directors are not elected thereat, the directors may be elected at a special meeting of shareholders held for that purpose as soon thereafter as conveniently as possible. All directors shall hold office until their respective successors are elected. A director may be removed from office at any time with or without cause by a majority vote of either the shareholders or Board of Directors.

     SECTION 3.4 - Vacancies - Vacancies in the Board of Directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual or special meeting of shareholders. The holders of a majority of the voting power of the corporation may at any time peremptorily terminate the term of office of all or any of the directors by vote at a meeting called for such purpose or by a written statement filed with the Secretary or, in his absence, with any other officer. Such removal shall be effective immediately, even if successors are not elected simultaneously and the vacancies on the Board of Directors resulting therefrom shall be filled only by the shareholders.

     A vacancy or vacancies on the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any annual or special meeting of shareholders at which any director or directors are elected to elect the full authorized number of directors to be voted for at the meeting, or if any director or directors elected shall refuse to serve.

     The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, the Board of Directors or the shareholders shall have power to elect a successor to take office when the resignation is to become effective.

     No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

                                   ARTICLE VI

                       MEETINGS OF THE BOARD OF DIRECTORS


     SECTION 4.1 - Place of Meetings - Regular and special meetings of the Board of Directors shall be held at any place within or without the State of Nevada which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation, all meetings shall be held at the registered office of the corporation.

     SECTION 4.2 - First Meeting - The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of each annual meeting of shareholders. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum is present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

     SECTION 4.3 - Regular Meetings - Regular meetings of the Board of Directors may be held without call at such time and such place as shall from time to time be fixed and determined by the Board of Directors. Notice of all such regular meetings of the Board of Directors is hereby waived.

     SECTION 4.4 - Special Meetings - Special meetings of the Board of Directors for any purposes may be called at any time by the Chairman or the President or, if either is absent or unable or refuses to act, by the consensus of any two
(2) other directors.

     Notice of such special meetings, unless waived by attendance thereat or by written consent to the holding of the meeting, shall be given by written notice mailed at least seven (7) days before the date of such meeting or be hand delivered or sent by telegram at least three (3) days before the date such meeting is to be held. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon addressed to the director at his residence or usual place of business. If notice be given by telegraph, such notice shall be deemed to be delivered when the same is delivered to the telegraph company.

     SECTION 4.5 - Notice of Adjournment - Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place is fixed at the meeting adjourned.

     SECTION 4.6 - Waiver of Notice - The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had the meeting been duly held after regular call and notice, if a quorum is present, and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records and made a part of the minutes of the meeting.

     SECTION 4.7 - Quorum - A majority of the total number of directors shall be necessary to constitute a quorum for the transaction of business, except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number is required by law or by the Articles of Incorporation. The directors present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

     SECTION 4.8 - Meetings by Telephone - Members of the Board of Directors of the corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear one another, and such participation in a meeting shall constitute presence in person at the meeting.

     SECTION 4.9 - Adjournment - A quorum of the directors may adjourn any Board of Directors or committee meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any Board of Directors or committee meeting may adjourn from time to time until the time fixed for the next regular meeting of the Board or Directors or committee.

     SECTION 4.10 - Action Without Meeting - Any action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if authorized by a writing signed by all of the directors who would be entitled to vote upon such action at said meeting, and filed with the Secretary of the corporation, or such other procedure followed as may be prescribed by statute or these Bylaws.

     SECTION 4.11 - Votes and Voting All votes required of directors hereunder may be by voice vote or show of hands, unless a written ballot is requested, which request may be made by any one director. Each director shall have one vote, unless the Articles of Incorporation provide that directors elected by the holders of a class or series of stock shall have more or less than one vote per director on any matter. Every reference to a majority or other proportion of directors shall refer to a majority or other proportion of the votes of such directors.

     SECTION 4.12 - Inspection of Books and Records - Any director shall have the right to examine the corporation's stock ledger, a list of its shareholders entitled to vote, and its other books and records for a purpose reasonably related to such person's position as a director. When there is any doubt concerning the inspection rights of a director, the parties may petition the District Court, which may, in its discretion, determine whether an inspection may be made and whether any limitations or conditions should be imposed upon the same.


                                    ARTICLE V

                             COMMITTEES OF DIRECTORS

     SECTION 5.1 - Power to Designate - The Board of Directors may, by resolution adopted by a majority of the entire Board, designate one or more committees of the Board of Directors, each committee to consist of one or more of the directors of the corporation which, to the extent provided in the resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members shall constitute a quorum for the transaction of business, and the act of a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

     SECTION 5.2 - Regular Minutes - The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.

     SECTION 5.3 - Action Without Meeting - Any action which may be taken at a committee meeting, may be taken without a meeting if authorized by a writing signed by all of the directors who are a member of said committee and would be entitled to vote upon such action at said meeting, and filed with the Secretary of the corporation, or such other procedure followed as may be prescribed by statute or these Bylaws.


                                   ARTICLE VI

                            COMPENSATION OF DIRECTORS

     SECTION 6.1 - Fees and Compensation - Directors may be paid their expenses of attending each Board of Directors or committee meeting and may be paid a fixed sum for attendance at each said meeting or a stated salary. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefore. Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

                                   ARTICLE VII

                                    OFFICERS

     SECTION 7.1 - Appointment of Officers - The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. Any person may hold two or more offices.

     SECTION 7.2 - Time of Appointment - The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a Chairman of the Board who shall be a director, and shall choose a President, a Secretary and a Treasurer, none of whom need to be directors.

     SECTION 7.3 - Additional Officers - The Board of Directors may appoint a Vice-Chairman of the Board, Vice-Presidents and one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     SECTION 7.4 - Compensation of Officers - Officers and other employees of the corporation shall receive such salaries or other compensation as shall be determined by resolution of the Board of Directors, adopted in advance or after the rendering of the services, or by employment contracts entered into by the Board of Directors. The power to establish salaries of officers, other than the President or Chairman of the Board, may be delegated to the President, Chairman of the Board or a committee.

     SECTION 7.5 - Vacancies - The officers of the corporation shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors. Any officer may resign at any time upon written notice to the Board of Directors.

     SECTION 7.6 - Chairman of the Board - The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect.

     SECTION 7.7 - Vice-Chairman - The Vice-Chairman shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties as the Board of Directors may from time to time prescribe.

     SECTION 7.8 - President - The President shall be, in the absence of a specially appointed officer, the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have active and general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board or Vice-Chairman(s), at all meetings of the Board of Directors, if he is a director. He shall sign and execute on behalf of the corporation all instruments requiring such signing and execution except to the extent of the signing and execution thereof that is expressly designated by the Board of Directors to some other officer or agent of the corporation. He shall be ex officio member of all standing committees, if he is a director, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors, Articles of Incorporation, Nevada statute or these Bylaws.

     SECTION 7.9 - Vice-President - In the absence or disability of the President, the Vice-President or Vice-Presidents, if there is such an officer or officers, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice-President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-President shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

     SECTION 7.10 - Secretary - The Secretary shall act under the direction of the President and shall keep, or cause to be kept, a book of minutes at the registered office or such other place as set forth by resolution of the Board of Directors, of all meetings of directors and shareholders, with the time and place of meeting, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the registered office, the office of the corporation's transfer agent or such other place as set forth by resolution of the Board of Directors, a stock ledger, or a duplicate stock ledger, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary shall give, or cause to be given, notice of all the meetings of the shareholders and special meetings of the Board of Directors as required by these Bylaws, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the President or the Board of Directors.

     SECTION 7.11 - Assistant Secretaries - The Assistant Secretaries shall act under the direction of the President. In order of their seniority, unless otherwise determined by the President or Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may prescribe from time to time.

     SECTION 7.12 - Treasurer - The Treasurer shall act under the direction of the President and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid in surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

     The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the President or Board of Directors, shall render to the President and Board of Directors, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors.

     SECTION 7.13 - Assistant Treasurer - The Assistant Treasurers shall act under the direction of the President. In the order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the President or the Board of Directors may prescribe from time to time.

     SECTION 7.14 - Surety - If required by the Board of Directors, the Treasurer or Assistant Treasurers shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of all kind in his possession or under his control belonging to the corporation.


                                  ARTICLE VIII

                              CERTIFICATES OF STOCK

     SECTION 8.1 - Share Certificates - Every shareholder shall be entitled to have a certificate signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation.
If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series thereof and the qualifications, limitations or restrictions of such rights, shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such stock.

     SECTION 8.2 - Transfer Agent - If a certificate is signed (a) by a transfer agent other than the corporation or its employees or (b) by a registrar other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer. The seal of the corporation, or a facsimile thereof, may, but need not be, affixed to certificates of stock.

     SECTION 8.3 - Lost or Stolen Certificates - The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed upon making of an affidavit to that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

     SECTION 8.4 - Share Transfers - Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation, if it is satisfied that all provisions of the laws and regulations applicable to the corporation regarding transfer and ownership of shares have been complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     SECTION 8.5 - Voting Shareholder - The Board of Directors may fix in advance a date not exceeding sixty (60) days nor less than five (5) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversions or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of shareholders for any purpose, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to give such consent, and in such case, such shareholders, and only such shareholders as shall be shareholder of record on the date so fixed, shall be entitled to notice of and to vote at such meeting, or any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixes as aforesaid.

     SECTION 8.6 - Shareholders Record - The corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for the purposes including voting and dividends, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by Nevada statutes.


                                   ARTICLE IX

                               GENERAL PROVISIONS

     SECTION 9.1 - Dividends - Dividends upon the capital stock of the corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Articles of Incorporation, Nevada statutes and these Bylaws.

     SECTION 9.2 - Reserves - Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends or for repairing or maintaining any property of the corporation or for such other purposes as the directors shall think conductive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 9.3 - Checks and Drafts - All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by the President or such person or persons and in such manner as, from time to time, shall be determined by the Board of Directors.

     SECTION 9.4 - Fiscal Year - The Board of Directors shall have the power to fix and from time to time change the fiscal year of the corporation. In the absence of action by the Board of Directors, however, the fiscal year of the corporation shall end each year on the date which the corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the Board of Directors.

     SECTION 9.5 - Representation of Securities of Other Corporations and Entities - The President, or any other officer, employee or agent designated by the President or Board of Directors, is authorized to vote, represent and exercise on behalf of this corporation all rights incident to any and all securities of any other corporation or entity standing in the name of this corporation. The authority herein granted to vote or represent on behalf of this corporation any and all securities held by the corporation in any other corporation or entity may be exercised either in person or by proxy.

     SECTION 9.6 - Corporate Automobiles, Aircraft and Other Such Property - In the event corporate automobiles, aircraft or other such property are purchased and made available for use by corporate employees, then any employee utilizing such corporate automobile, aircraft or other such property shall reimburse the corporation for personal use of such corporate automobile, aircraft or other such property at a rate to be determined from time to time by the Board of Directors, unless the Board of Directors so decides otherwise. If personal use is determined to exceed the amount reimbursed, then such additional personal use shall be treated as additional compensation and reported on the employee's IRS Form W-2.



                                    ARTICLE X

                                 INDEMNIFICATION

     Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative of is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada against reasonable expenses, including attorneys' fees incurred in the defense of said proceedings, if both of the following conditions exist:

(A) The person involved in the proceeding is successful in whole or in part, or the proceeding against him is settled with the approval of the court; and

     (B) The court finds that his conduct fairly and equitably merits such indemnity.

     The amount of such indemnity which may be assessed against the corporation, its receiver, or its trustee, by the court in the same or in a separate proceeding shall be so much of the expenses, including attorneys' fees incurred in the defense of the proceeding, as the court determines and finds to be reasonable. Application for such indemnity may be made either by the person involved in the proceeding or by the attorney or other person rendering services to him in connection with the defense, and the court may order the fees and expenses to be paid directly to the attorney or other person, although he is not a party to the proceeding. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any Bylaw, agreement, vote of shareholders, provision of law or otherwise, as well as their rights under this Article.

     The Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

     The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

                                   ARTICLE XI

                                   AMENDMENTS

SECTION 11.1 - By Shareholder - The Bylaws may be amended by a majority vote of all the voting power of the corporation entitled to vote at any annual or special meeting of the shareholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

SECTION 11.2 - By Board of Directors - The Board of Directors by a majority vote of the entire Board of Directors at any meeting, either regular or special, may amend these Bylaws, including Bylaws adopted by the shareholders, but the shareholders may from time to time specify particular provisions of the Bylaws which shall not be amended by the Board of Directors.




     APPROVED AND ADOPTED this 20th day of December, 2003.



                                        /s/Eric  R.  Boyer
                                        --------------------------
                                        Secretary

                            CERTIFICATE OF SECRETARY


     I hereby certify that I am the Secretary of Pegasus Air Group, Inc., and that the foregoing Bylaws, consisting of 13 pages, constitute the code of Bylaws of Pegasus Air Group, Inc., as duly adopted at a meeting of the Board of Directors of the corporation held on December 20, 2003.

     IN WITNESS WHEREOF, I have hereunto subscribed my name this 20th day of December, 2003.





                                        /s/Eric  R.  Boyer
                                        --------------------------
                                        Secretary